Exhibit 2.3
SECOND AMENDMENT TO MASTER TRANSACTION AGREEMENT

THIS SECOND AMENDMENT TO MASTER TRANSACTION AGREEMENT (this “Amendment”), dated as of December 8, 2021, is between Landmark Healthcare Companies LLC, a Delaware limited liability company (“Landmark”), and Physicians Realty L.P., a Delaware limited partnership (“PRLP”). Landmark and PRLP are sometimes referred to herein individually as a “Party”, and collectively as the “Parties.”

W I T N E S S E T H

WHEREAS, Landmark and PRLP are party to that certain Master Transaction Agreement, dated October 1, 2021 (the “Master Transaction Agreement”) and that certain First Amendment to Master Transaction Agreement, dated December 3, 2021, pursuant to which the Parties agreed to consummate the transactions described therein; and

WHEREAS, the Parties hereto have agreed to amend the Master Transaction Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises, obligations and agreements contained herein, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows.

Section 1. Defined Terms.
For purposes of this Amendment, all capitalized terms shall have the meanings ascribed to them in the Master Transaction Agreement unless otherwise defined herein.
Section 2. Amendment.
(a)Section 1.3(d) of the Master Transaction Agreement is hereby modified and amended to replace the words “five (5) Business Days” in each place where they appear with the words “two (2) Business Days.”
(b)Section 5.7 of the Master Transaction Agreement is hereby modified and amended to replace the words “five (5) Business Days” in each place where they appear with the words “three (3) Business Days.”
(c)Sections 10.1(a)(i)(11) and 10.1(a)(i)(12) are hereby modified and amended to replace the words “five (5) Business Days” in each place where they appear with the words “three (3) Business Days.”

Section 3. Effect of the Amendment
Except as modified and expressly amended by this Amendment, the Master Transaction Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.
Section 4. Binding Effect.
The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties hereto.
Section 5. Governing Law.
This Amendment shall be governed by the laws of the State of New York, without giving effect to any principles regarding conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction.
Section 6. Severability of Provisions.
If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.
Section 7. Section Headings.
The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.
Section 8. Counterparts.
This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Amendment, any amendments hereto, any signature pages required hereunder or any other documents required or contemplated hereunder by facsimile or Portable Document Format (“PDF”) transmission shall constitute effective execution and delivery of same as to the parties thereto and may be used in lieu of the original documents for all purposes. Signatures transmitted by facsimile or PDF shall be deemed to be original signatures for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Party has caused this Amendment to be executed and delivered in its name by a duly authorized officer or representative.
LANDMARK:
LANDMARK HEALTHCARE COMPANIES LLC,
a Delaware limited liability company

By: /s/ Mark R. Eisenmann________
Name: Mark R. Eisenmann
Title: Chief Financial Officer and
Executive Vice President

[Signatures continued on following page]

[Signature Page to Second Amendment to Master Transaction Agreement]

PRLP:

PHYSICIANS REALTY L.P.,
a Delaware limited partnership

By:    PHYSICIANS REALTY TRUST,
    its General Partner

By: /s/ John T. Thomas
Name: John T. Thomas
Title: President and CEO

[Signature Page to Second Amendment to Master Transaction Agreement]